As filed with the Securities and Exchange Commission on July 30, 2003.

Registration No. 333 -103749

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
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MAINE & MARITIMES CORPORATION

(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation or organization)	30-0155348 (I.R.S. Employer Identification No.)

209 State Street, Presque Isle, Maine 04769
(Address of principal executive office, including zip code)

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Maine & Maritimes Corporation
2002 Stock Option Plan
(Full title of the plan)

Larry E. LaPlante
Clerk
Maine & Maritimes Corporation
209 State Street
Presque Isle, Maine
(207) 768-5811
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Scott L. Sells, Esq.
General Counsel
Michael B. Peisner, Esq.
Curtis Thaxter Stevens Broder & Micoleau LLC
One Canal Plaza
Portland, Maine 04101
(207) 774-9000

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Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Maine & Maritimes Corporation, a Maine corporation, as successor issuer to Maine Public Service Company, a Maine corporation, hereby adopts this registration statement, as amended, for all purposes under the Securities Act and Securities Exchange Act of 1934, as amended.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share *	Proposed maximum aggregate offering price *	Amount of registration fee
Common Stock, $7.00 Par Value	150,000	$32.28	$4,842,000	$392.20

*Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h). Reflects the average of the high and low prices reported for July 28, 2003

Effective June 30, 2003, pursuant to the Agreement and Plan of Merger among Maine Public Service Company ("MPS"), MPS Merger Co. and Maine & Maritimes Corporation ("Maine & Maritimes" or "Registrant"), the outstanding shares of Common Stock, $7.00 par value, of MPS ("MPS Common Stock") were exchanged automatically on a share-for-share basis for shares of Common Stock, $7.00 par value, of Maine & Maritimes ("Maine & Maritimes Common Stock"), and MPS became a subsidiary of Maine & Maritimes.

Accordingly, all stock offered under the Maine Public Service Company 2002 Stock Option Plan will be shares of Maine & Maritimes Common Stock under this 2002 Stock Option Plan, rather than shares of MPS Common Stock.

Maine & Maritimes expressly adopts MPS's Registration Statement No. 333-32026 on Form S-8, as filed with the Securities and Exchange Commission on September 12, 2002 as Maine & Maritimes' own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents filed by MPS or Maine & Maritimes pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold, or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

(a) The Annual Report on Form 10-K of MPS for the fiscal year ended December 31, 2002, filed with the Commission on March 28, 2003, and the amendment thereto filed on April 18, 2003;

(b) MPS's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

(c) All other reports filed by MPS or the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002; and

(d) The description of the Maine & Maritimes Common Stock, $7.00 par value, contained in Maine & Maritimes' registration statement on Form S-4, as amended, which was declared effective on April 18, 2003 (File No. 333-103749).

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 202 of the new Maine Business Corporation Act, effective July 1, 2003 deems that the following is included in the articles of incorporation of all Maine corporations existing on such date, including Maine & Maritimes:

"D. A provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for an action taken or a failure to take an action as a director, except liability for:

(1) The amount of a financial benefit received by a director to which the director is not entitled;
(2) An intentional infliction of harm on the corporation or its shareholders;
(3) A violation of section 833; or
(4) An intentional violation of criminal law;"

Section 833 of the new Maine act makes directors personally liable for unlawful or excessive distributions authorized by them.

Section 14 of Article III of Maine & Maritimes' by-laws requires Maine & Maritimes to indemnify any director or officer who is or was a party to a proceeding, including a proceeding by or in the right of Maine & Maritimes, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of Maine & Maritimes as a director, officer, employee or agent of another entity. Under Maine & Maritimes' by-laws, a director or officer of Maine & Maritimes will be entitled to be indemnified against all liabilities and expenses incurred by the director or officer in the proceeding, except those liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, a director or officer also will be entitled to have Maine & Maritimes make advances and reimbursement for expenses prior to final disposition of the proceeding to the maximum extent permitted by law, under which the board may require a written undertaking from the director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. The board of directors of Maine & Maritimes also will have the authority to extend to any person who is an employee or agent of Maine & Maritimes, or who is or was serving at the request of Maine & Maritimes as a director, officer, employee or agent of another entity, the same indemnification rights held by directors and officers, subject to all of the accompanying conditions and obligations. Maine & Maritimes is also permitted to buy insurance on behalf of officers, directors, employees and agents against any liability, whether or not Maine & Maritimes would have the power to indemnify against such liability.

Maine & Maritimes has in effect liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers, as permitted by the By-Laws of Maine & Maritimes.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Presque Isle, Maine, on the 30 day of July, 2003.

MAINE & MARITIMES CORPORATION

By: /s/ KURT A. TORNQUIST
KURT A. TORNQUIST, Senior Vice President,
Treasurer and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kurt A. Tornquist, Larry E. LaPlante and Michael A.Thibodeau, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ G. MELVIN HOVEY ___________________________________ G. MELVIN HOVEY	Chairman of the Board and Director	July 11, 2003
/s/ J. NICHOLAS BAYNE ___________________________________ J. NICHOLAS BAYNE	President and Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2003
/s/ LARRY E. LAPLANTE ____________________________________ LARRY E. LAPLANTE	Vice President , Controller, Clerk, Chief Accounting Officer, Asst. Secretary, Asst. Treasurer, (Principal Accounting Officer)	July 11, 2003
/s/ DAVID N. FELCH ___________________________________ DAVID N. FELCH	Director	July 11, 2003
/s/ ROBERT E. ANDERSON ___________________________________ ROBERT E. ANDERSON	Director	July 11, 2003
/s/ NATHAN L. GRASS ___________________________________ NATHAN L. GRASS	Director	July 11, 2003
/s/ D. JAMES DAIGLE ___________________________________ D. JAMES DAIGLE	Director	July 11, 2003
/s/ DEBORAH L. GALLANT ___________________________________ DEBORAH L. GALLANT	Director	July 11, 2003
/s/ LANCE A. SMITH ___________________________________ LANCE A. SMITH	Director	July 11, 2003
/s/ RICHARD G. DAIGLE ___________________________________ RICHARD G. DAIGLE	Director	July 11, 2003
/s/ MICHAEL W. CARON ___________________________________ MICHAEL W. CARON	Director	July 11, 2003

INDEX TO EXHIBITS

Certain of the following exhibits are filed herewith. Certain other of the following exhibits have heretofore been filed with the Commission and are incorporated herein by reference. (* indicates filed herewith)

Exhibit No.	Description
2.	Form of Agreement and Plan of Merger (Incorporated by reference to Appendix A to Registrant's Pre-Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333-103749))
3.1	Form of Articles of Incorporation of Registrant (Incorporated by reference to Appendix B to Registrant's Pre-Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333-103749))
3.2	Form of By-Laws of Registrant (Incorporated by reference to Appendix C to Registrant's Pre- Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333-103749))
*4	2002 Stock Option Plan
*5	Opinion of Curtis Thaxter Stevens Broder & Micoleau LLC, including the consent of such counsel
*23.	Consent of PricewaterhouseCoopers LLP
*24	Powers of Attorney (contained in the signature page to this Registration Statement)

Exhibit 4

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

MAINE & MARITIMES CORPORATION
209 State Street
Presque Isle, Maine 04769
207-768-5811

MAINE & MARITIMES CORPORATION
2002 STOCK OPTION PLAN

INTRODUCTION

This Prospectus describes the 2002 Stock Option Plan (the "Plan") of Maine & Maritimes Corporation ("Maine & Maritimes" or the "Company"), the terms of options that may be granted under the Plan and certain related information. The Prospectus constitutes part of a Registration Statement on Form S-8 relating to the Plan.

This Prospectus was prepared as of July 30, 2003. Certain current information appears in the Appendix to the Prospectus. The Company intends to update the Prospectus from time to time by distributing a revised Appendix. The Company recommends that employees retain for their files a copy of this Prospectus and the latest Appendix, together with a copy of all option agreements received by them pursuant to the Plan.

The 2002 Stock Option Plan (the "MPS Plan") of Maine Public Service Company ("MPS") was adopted by MPS's Board of Directors (the "Board") on March 1, 2002, and was approved by MPS's shareholders on May 14, 2002.

Effective June 30, 2003, pursuant to the Agreement and Plan of Merger among MPS, MPS Merger Co. and the Company, the outstanding shares of Common Stock, $7.00 par value, of MPS ("MPS Common Stock") were exchanged automatically on a share-for-share basis for shares of Common Stock, $7.00 par value, of Maine & Maritimes ("Maine & Maritimes Common Stock"), and MPS became a subsidiary of Maine & Maritimes.

Accordingly, all stock offered under the Plan will be shares of Maine & Maritimes Common Stock, rather than shares of MPS Common Stock.
The purpose of the Plan is to provide employees of the Company and its subsidiaries with stock ownership opportunities and additional incentives to contribute to the success of the Company, and to attract, reward and retain employees of outstanding ability. Provisions of the Plan relating to incentive stock options are intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Any person who is employed by the Company or any subsidiary is eligible to receive awards under the Plan. Directors of the Company who are not employed as regular salaried employees of the Company are not eligible to participate in the Plan.

Plan Administration. The Plan is administered by the Executive Compensation Committee of the Board (the "Committee"). The Committee has the power to interpret the Plan and to establish rules and regulations for its administration in accordance with the terms of the Plan. The Committee will determine which eligible employees of the Company or any subsidiary will be granted awards and the number of shares to be represented by each award. The members of the Committee are selected by the Board from among the non-employee Directors of the Company and serve at the pleasure of the Board. Communications to Committee members may be addressed to them at Maine & Maritimes Corporation, 209 State Street, Presque Isle, Maine 04769.

Awards Under the Plan. Awards under the Plan may be granted in the form of incentive stock options or nonqualified stock options the terms of which are outlined below. The Committee may grant more than one award and more than one type of award to any employee. A stock option entitles the holder to purchase shares of Common Stock (as defined below) directly from the Company for a designated option price per share and under certain terms and conditions, as set forth in the holder's option agreement.

Stock Issuable Under the Plan. The Plan authorizes the Company to issue Maine & Maritimes Corporation Common Stock, par value $7.00 ("Common Stock"), pursuant to the terms of awards granted under the Plan. The maximum number of shares of Common Stock available for grant under the Plan is 150,000. The maximum number of shares of Common Stock issued under the Plan pursuant to incentive stock options may not exceed 120,000 shares in the aggregate.

Amendment and Termination. The Plan will terminate on May 13, 2012, unless sooner terminated by the Board. The Committee, without further approval of the shareholders or the Board, has broad discretion to amend the Plan from time to time as it deems advisable. No amendment, however, may become effective prior to ratification by the Board and approval by shareholders if such amendment (i) increases the maximum aggregate number of shares which may be issued under the Plan or issued pursuant to incentive stock options, (ii) increases the maximum number of shares that may be granted to an employee, (iii) increases the maximum term for which an option may be granted, (iv) reduces the minimum exercise price at which an option may be granted, or (v) provides for the grant of an option to persons who are not employees.

Amendment or termination of the Plan will not adversely affect stock options already granted under the Plan without the written consent of the affected individual, and such options will remain in full force and effect as if the Plan had not been amended or terminated.

In the event of a "change in control" of the Company (as defined in the Plan), all then outstanding stock options not previously exercisable will immediately become fully exercisable. Also, in the event of a merger or consolidation in which the Company is the surviving corporation, or a reorganization or similar transaction, the Committee has authority to make such adjustments to outstanding awards as it deems appropriate to reflect that event.

STOCK OPTIONS

General. An option granted under the Plan entitles the holder to purchase a certain number of shares of Common Stock at a designated option price. The terms of each option will be set forth in a written agreement (the "Option Agreement"). The Plan allows the granting of two types of options:

• Incentive stock options ("ISOs") are entitled to special tax treatment, as described below.

• Those options that do not qualify as ISOs are called "nonqualified" stock options.

Set forth below is a description of terms typical of options that may be granted by the Committee under the Plan. The Committee has authority under the Plan to vary the terms of options at the time of grant, and the terms of an option may differ materially from those described below. It therefore is important for an option holder to read and understand the Option Agreement pertaining to his or her option.

Option Price. The option price will be determined by the Committee. In the case of ISOs, the option price cannot be less than the fair market value of the Common Stock on the date of grant.

Vesting Period. Generally, the holder must wait a period of time before he or she can exercise any portion of an ISO. Thereafter, the option generally becomes exercisable over time. Holders should refer to their Option Agreements for the vesting conditions that apply to their stock options.

Early vesting of an option will occur if the Company undergoes a "change in control," as defined under the Plan.

Termination Date. The term of each option shall be set forth in the applicable Option Agreement. In no event may an option be exercised more than ten years after the date of grant. An option generally will terminate three months after the holder's employment ceases for any reason, except as follows:

• In the event of the holder's disability, the holder will have one year after employment ceases by reason of such disability to exercise the option, and

• In the event of the holder's death, his or her estate will have one year after employment ceases by reason of such death to exercise the option.

The unvested portion of any option will terminate at the time employment ceases.

Restrictions on Transfer of Options. The Plan generally prohibits the sale, pledge or other transfer of options prior to exercise, other than by will or by the laws of descent and distribution. The Committee does have discretion under the Plan, however, to permit the transfer of nonqualified stock options to family members or family trusts to the extent Rule 16b-3 under the Securities Exchange Act of 1934 permits such transfers.

Special Grant Restrictions. The Plan and federal income tax laws limit eligibility for ISOs. Specifically, to the extent that the aggregate fair market value of Company Stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (regardless of the number of plans under which the options are granted) exceeds $100,000, such options are treated as nonqualified stock options. (For these purposes, fair market value is measured as of the grant date for each option.) Also, the Plan provides that ISOs may not be granted to any employee who, at the time the ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Manner of Exercise. To exercise an option, the holder must deliver a written or electronic notice to the Company in accordance with the terms of the Option Agreement, and must tender full payment for the shares to be acquired. Generally, payment may be made in cash and/or by exchanging previously owned shares of Company stock. Payment in the form of stock will be permitted only if the transfer of shares will not, in the judgment of the Company's accountants, result in an expense being reflected in the financial statements of the Company. The value of stock transferred to the Company in payment of the option price will equal 100% of the market price of such stock at the close of business on the date such transfer is recorded on the books of the Company, following actual or constructive delivery of the stock to the Company in a form suitable for transfer.

Cancellation of Options. The Committee may cancel any option, whether vested or not, if at any time an employee is not in compliance with the terms of the Option Agreement or in the event of a serious breach of conduct, including but not limited to failure to comply with terms of an agreement not to compete with the Company or disclose confidential information.

TAX IMPLICATIONS OF STOCK OPTIONS

The following is a description of certain federal income tax consequences of stock options granted under the Plan. This description does not address the state tax consequences of such awards, nor does it purport to cover every aspect of federal income taxation. Employees are encouraged to consult their tax advisors for further information on the tax treatment of stock options and the related transactions.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Incentive Stock Options. ISOs are entitled to favorable tax treatment if certain conditions are met. Generally, an employee will not recognize income at the time of grant of an ISO, but instead will be taxed at the time he or she disposes of the underlying shares. However, in the year of exercise the difference between the fair market value of the stock at the time of exercise and the option price is an item of adjustment in calculating an employee's alternative minimum tax ("AMT"). Thus, the employee could have AMT liability for the year of exercise. There is no other recognition of income on exercise. If the disposition occurs at least two years after the date the option was granted and at least one year after the date the shares were transferred to the employee (the "holding periods"), the amount realized on such disposition will be treated as a capital gain (or loss, as the case may be).

If, however, an employee fails to meet one or both of the requisite holding periods, the excess of the fair market value of the shares at the time of exercise over the option price will generally be treated as ordinary income in the year of disposition. In addition, any amount realized on the disposition in excess of the option price and the amount treated as ordinary income will be treated as capital gain. If the amount realized is less than the option price, the difference will be treated as a capital loss.

If payment for shares transferred pursuant to an ISO is made with previously acquired shares, special rules set forth in proposed regulations under Section 422 of the Internal Revenue Code may apply. If an ISO is exercised after the death of an optionee by the estate of the decedent, or by a person to whom the option has passed under the laws of descent and distribution, no income will be realized at the time of exercise, and the holding period requirements do not apply.

In the case of capital gains, the rate of taxation may vary depending on the holding period. Under current law, capital gains on stock held for more than one year from the date of exercise will be taxed at a lower rate.

When an employee is required to treat any amount as ordinary income as a result of a disposition of stock before the end of the required holding periods, the Company is entitled to a corresponding deduction for compensation expense. Otherwise, the Company is not entitled to a deduction with respect to an ISO.

Under proposed tax regulations of the Treasury Department, when an ISO is exercised, the option holder would be treated as having received wages under the Federal Insurance Contributions Act ("FICA") and the Federal Unemployment Tax Act ("FUTA"). The amount of the additional wages will equal the amount by which the fair market value of the acquired shares exceeds the option price. The proposed regulations would be effective only for the exercise of an ISO that occurs on or after January 1, 2003. The proposed regulations also provide that no income tax withholding will be required at the time of exercise.

Nonqualified Stock Options. As a general rule, employees will not be taxed at the time a nonqualified stock option is granted, but will be subject to income tax at the time the option is exercised. The amount subject to tax will be treated as ordinary income and will equal the excess of the fair market value of the shares at the time of exercise over the amount paid for the shares.

Generally, the Company will be entitled to a deduction at the time an employee recognizes ordinary income with respect to a nonqualified stock option, and in the same amount. The Company must satisfy certain income tax reporting obligations in order to obtain the deduction.

When an employee recognizes ordinary income upon the exercise of a nonqualified stock option, the income is subject to income tax withholding and the income is treated as wages for FICA and FUTA tax purposes.

CERTAIN REPORTING OBLIGATIONS OF EXECUTIVE OFFICERS

Purchases and sales of Common Stock by executive officers of the Company generally must be reported to the Securities and Exchange Commission, the Company and the American Stock Exchange under Section 16(a) of the Securities Exchange Act of 1934. Purchases and sales may, in certain circumstances, subject such persons to liability for short-swing trading under Section 16(b) of that Act. The Company has a stock preclearance policy by which executive officers and Directors must provide the Company's Chief Financial Officer with advance notice of any proposed purchase or sale of Common Stock, whether in connection with the Company's stock plan or otherwise. The Chief Financial Officer will assist such persons in determining the applicability and effect of the Section 16 rules, but the executive officer or Director will in all cases remain responsible for compliance with these requirements.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, DC 20549, or at the Commission's regional offices: 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and 233 Broadway, New York, New York 10279. The Commission also maintains an Internet web site (www/sec.gov/edaux/searches.htm) on which certain publicly available documents may be found. In addition, the Company's reports, proxy statements and other information may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on which exchange Maine & Maritimes Corporation Common Stock is listed.

The Company hereby incorporates by reference into this Prospectus the MPS Annual Report on Form 10 K for the year ended December 31, 2002; MPS's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; all documents filed by MPS or the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2002; and the description of the Company's Common Stock contained in the Company's registration statement on Form S-4, as amended, which was declared effective on April 18, 2003 (File No. 333-103749), including any amendment or report filed for the purpose of updating such description. The Company also incorporates by reference into this Prospectus all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus.

The Company will promptly provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy (without exhibits, other than exhibits specifically incorporated by reference) of any and all information incorporated by reference into this Prospectus. Requests for such copies should be directed to the Chief Financial Officer, Maine & Maritimes Corporation, 209 State Street, Presque Isle, Maine 04769, telephone 207-768-5811.

Exhibit 5

Portland, Maine
July 25, 2003

Maine & Maritimes Corporation
P.O. Box 789
Presque Isle, ME 04769

RE: 2002 Stock Option Plan
Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") of Maine & Maritimes Corporation, a Maine corporation (the "Company"), relating to the registration of 150,000 shares (the "Shares") of the Company's Common Stock, par value $7.00 per share, proposed to be issued by the Company in connection with the Company's 2002 Stock Option Plan (the "Plan"). It is our understanding that the Registration Statement is to be filed with the Securities and Exchange Commission on or about July 25, 2003.

In rendering the opinions expressed below, we have examined and relied on the following documents: (1) the Registration Statement; (2) the Plan; (3) the Articles of Incorporation and By-laws of the Company; (4) the Agreement and Plan of Merger among the Company, Maine Public Service Company and MPS Merger Co.; and (5) the records of meetings and consents of the Board of Directors and Shareholders of the Company provided to us by the Company.

In addition, we have examined and relied on the originals, or photostatic or certified copies, of such records documents, instruments and certificates of the Company and public officials, and we have made such investigations of law, as we have deemed relevant as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed the accuracy and completeness of statements of fact contained in such documents.

We are qualified to practice law in the State of Maine and do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of Maine and the federal law of the United States.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company has the corporate power necessary for the issuance of the Shares under the Plan, as contemplated by the Registration Statement.

2. The Shares have been duly authorized and, when issued against payment of the agreed consideration therefor in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of those persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Curtis Thaxter Stevens Broder
& Micoleau LLC

CURTIS THAXTER STEVENS BRODER
& MICOLEAU LLC

Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into Post- Effective Amendment No. 1 to the Registration Statement of Maine & Maritimes Corporation on Form S 8 (Reg. No. 333-103749) of our report dated February 14, 2003 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10K of Maine Public Service Company for the year ended December 31, 2002.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
July 25, 2003